Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

via

JTH HOLDING INC.

STOCK OPTION PLAN

This agreement is made as of June 3, 2011 by and between JTH Holding Inc., a Delaware corporation (“Corporation”), and                                                              (“Employee”).

Whereas, as of June 3, 2011 (“Date of Grant”), pursuant to the terms and conditions of the JTH Holding Inc. Stock Option Plan (“Plan”), the Board of Directors of the Corporation authorized the grant to the Employee of an option (“Option”) to purchase a certain number of shares of the authorized but unissued Class A Common stock of the Corporation upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

Whereas, the Employee desires to acquire and accept the Option on the terms and conditions set forth in this Agreement.

IT IS AGREED

1.     Grant of Stock Option.  The Corporation hereby grants the Employee the Option to purchase all or any part of an aggregate                            shares of Class A Common Stock (“Option Shares”) on the terms and conditions set forth herein and subject to the provisions of the Plan.  Capitalized terms used herein shall have the same meaning as set forth in the Plan.

2.     Incentive Stock Option.  The Option represented hereby, to the extent permitted by law, is intended to be an Option that qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended.  The Corporation makes no representation (other than the above expression of intent) or warranty whatsoever to the Employee as to the tax consequences of the grant or exercise of the Option or the disposition of the shares acquired thereunder.

3.     Option Price.  The Option Price of the Option shall be the fair market value of JTH Holding Inc. stock as of June 3, 2011 which the Corporation believes to be fifteen dollars ($15.00) per share, subject to any adjustments set forth in this Agreement.

4.     Exerciseability.  This Option is subject to vesting.  This Option shall become exercisable in full, subject to the terms and conditions of the Plan and the terms of this Agreement, after six months from the Date of Grant provided that the Employee is in the employ of the Company at the time of vesting.  This Option shall remain exercisable except as otherwise provided herein until the close of business on the fifth anniversary date of the Date of Grant (“Exercise Period”), provided that the Employee remains in the employ of the Company.  No Option shares shall vest after termination of employment.

5.     Effect of Termination of Employment.

(a)   Termination Due to Death. If the Employee’s employment by the Corporation terminates by reason of death, the Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Employee under the will of the Employee, for a period of one year from the date of death or until the expiration of the Exercise Period, whichever period is shorter.

(b)    Termination Due to Permanent Disability. If the Employee’s employment by the Corporation terminates by reason of Permanent Disability (as that term is determined under the Plan), the Option may thereafter be exercised by the Employee for a period of one year from the date of termination or until the expiration of the Exercise Period, whichever period is shorter.

(c)    Termination for Cause.

(i)     If the Employee’s employment is terminated for Cause (as defined in section 5(c)(ii) of this Agreement) by the Corporation, the Option shall terminate and be forfeited effective as of the effective date of the Employee’s termination of employment.

(ii)    “Cause” for the purposes of this Agreement shall mean a commission by the Employee of a felony or other criminal conduct injurious to the Corporation or any Subsidiary, gross negligence, fraud or intentional misconduct or breach of any fiduciary duty to the Corporation.

(iii)  In the event the Employee’s employment is terminated by the Corporation for Cause, the Employee shall return to the Corporation the Economic Value (as later defined herein) of any Option Shares purchased hereunder by the Employee within the six-month period prior to the date of termination of employment with the Corporation. In that event, the Employee hereby agrees to remit the Economic Value to the Corporation in cash within 30 days of the Corporation’s demand therefore. “Economic Value” for the purposes of this Agreement shall mean an amount equal to the difference between the fair market value of the Option Shares on the date of termination (or the sales price of those Shares if the Option Shares were sold by the Employee during such six month period) and the Option Price of those Shares.

(d)           Termination Without Cause or Termination by the Employee. If employment is terminated by the Corporation without Cause or the Employee voluntarily terminates his or her employment then the Option may be exercised for a period of three months from the date of termination of employment or until the expiration of the Exercise Period, whichever period is shorter.

(e)           Competing With the Corporation, Breach of Confidentiality. If the Employee’s employment by the Corporation terminates for any reason, the Board, in its discretion, may require the Employee to return to the Corporation the Economic Value of any Option Shares purchased hereunder by the Employee within the six-month period prior to the date of the Employee’s termination or thereafter if the Employee at any time during the term of his or her employment by the Corporation and for an additional period of one (1) year thereafter, without the Corporation’s prior written consent, directly or indirectly, engages in the business of or owns or controls an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned corporation), or acts as a director, officer or employee of, or consultant to any partnership, joint venture, corporation or other business entity directly or indirectly engaged in any business that competes with the Company anywhere in the actual geographic location in which the Corporation conducts business in the United States at the time of the Employee’s termination. In that event, the Employee agrees to remit the Economic Value to the Corporation in the same manner as provided in Section 5(c)(iii).

The time period during which the restrictions set forth in this section 5(e) apply shall be extended by the length of time during which the Employee violates the restrictions in any respect.

6.             Withholding Tax. If the Employee disposes of the Option Shares within two years of the grant of the Option or within one year after the Option Shares were transferred to the Employee, whichever is later (“Disqualifying Disposition”), the Employee shall notify the Corporation of the Disqualifying Disposition. If, due to the Disqualifying Disposition, gain attributable to the exercise of the Option becomes includible in the Employee’s gross income, then not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to that amount. If permitted by the Board, tax withholding or payment obligations may be settled with common stock, including common stock that is part of the option that gives rise to the withholding requirement. The obligations of the Corporation under the Plan and pursuant to this Agreement shall be conditioned upon that payment or arrangements with the Corporation and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Corporation.

7.             Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by any stock dividend or split, recapitalization, reclassification, combination of shares, or any similar change in the corporate structure of the Corporation affecting the Common Stock, the Corporation shall proportionally adjust the number and kind of Option Shares and the Option Price of the Option, to such extent and in such manner as shall as closely as possible maintain the Employee’s proportionate interest in the Corporation and his or her rights hereunder; provided, however, that proportional adjustment shall not include the grant to the Employee of any preemptive right with respect to the issue and sale of Common Stock of the Corporation.

8.             Method of Exercise.

(a)    Notice to the Corporation. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Corporation at its principal place of business accompanied by full payment of the Option Price for the number of Option Shares specified in the notice, which shall be in cash, or in shares of Corporation’s Common Stock or partly in cash and partly in Common Stock, or such other means that the Board determines are consistent with the Plan’s purpose and applicable law.

(b)    Delivery of Option Shares. The Corporation shall deliver a certificate for the Option Shares to the Employee promptly after payment therefore.

(c)    Payment of Purchase Price.

(i)    Cash Payment. The Employee shall make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Corporation; the Corporation shall not be required to deliver certificates for Option Shares until the Corporation has confirmed the receipt of good and available funds in payment of the purchase price thereof.

(ii)    Payment of Stock. Payments in the form of Common Stock shall be valued at Fair Market Value. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Corporation, free of any liens or encumbrances.

(iii)  Payment of Withholding Tax. Any required withholding tax may be paid in cash in accordance with Sections 8(c)(i) of this Agreement. If permitted by the Board, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement.

(iv)   Exchange Act Compliance. Notwithstanding the foregoing, the Corporation shall have the right to reject payment in the form of Common Stock it in the opinion of counsel for the Corporation, (i) it could result in a “recapture” problem under Section 16(b) of the Securities Exchange Act of 1934; (ii) the shares of Common Stock may not be sold or transferred to the Corporation; or (iii) the transfer could create legal difficulties for the Corporation.

9.             Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee.  The Option may be exercised during the Employee’s lifetime only by the Employee. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will, if any, and such other evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

10.           Corporation Representations.  The Corporation hereby represents and warrants to the Employee that:

(a)    The Corporation, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder in accordance with its terms; and

(b)    The Option Shares, when issued and delivered by the Corporation to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

11.           Employee Representations.  The Employee hereby represents and warrants to the Corporation that:

(a)     The Employee is acquiring the Option and shall acquire the Option Shares for his or her own account and not with a view towards the distribution thereof other than a distribution that in the opinion of counsel for the Corporation would not violate the Securities Act of 1933 (“1933 Act”);

(b)    The Employee understands that he or she must bear the economic risk of the investment in the Option Shares, which cannot be sold unless they are registered under the 1933 Act or an exemption therefrom is available thereunder and that the Corporation is under no obligation to register the Option Shares for sale under the 1933 Act;

(c)     In the Employee’s negotiations with the Corporation, the Employee has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Corporation possesses or may possess such information or can acquire it without unreasonable effort or expense.

(d)     The Employee is aware that the Corporation shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein.

12.  Restrictions on Transfer of Shares

(a)  Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder and (ii) the Employee has furnished the Corporation with notice of the proposed transfer and the Corporations legal counsel, in its reasonable opinion, shall deem the proposed transfer to be exempt.

(b)  If the Option Shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares may bear the following legends

“The shares of Common Stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the Securities Act of any State.  The shares of Common Stock represented by this Certificate may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, and such state laws as may be applicable, or an opinion of counsel satisfactory to the Corporation that registration is not required”

“The shares represented by this Certificate have been acquired pursuant to a Stock Option Plan, dated May 1, 1998 a copy of which is on file with the Corporation, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

13.   Miscellaneous

(a)  Notices.  All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent via registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses, or to such other address as either shall have specified by notice in writing to the other.

(b)  Conflict with the Plan.  In the event of a conflict between the provisions of the Plan and the provisions of the Agreement, the provisions of the Plan shall in all respects be controlling.

(c) Shareholder Rights.  The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until the shares have been issued after the due exercise of the Option.

(d) Waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(e) Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by writing executed by the Employee and the Corporation.  The parties acknowledge that they have not relied upon any prior oral representations with respect to the subject matter hereof.

(f) Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.  Any dispute arising out of this Agreement shall be resolved in either the Circuit Court for the City of Virginia Beach or the United States District Court for the Eastern District of Virginia.  The Employee hereby submits to the jurisdiction of these courts and agrees that venue properly lies in those courts with respect to any action, suit, claim or dispute arising under or with respect to this Agreement.  The parties hereto waive any right they might have to a jury trial.  The provisions of this Agreement are offered by each party as a material inducement to enter into this Agreement.

In witness whereof, the parties hereto have signed this Agreement as of the day and year first written above.

JTH Holding Inc.

Mark F. Baumgartner

Employee

Exhibit A

JTH HOLDING, INC.

NOTICE TO EXERCISE STOCK OPTION

Please complete this form when exercising your stock option(s).  (If you wish to exercise all or part of more than one option, please complete a request for each option.)

TO:  Human Resources

Attention:  Director of Human Resources

JTH Holding Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Enclosed is my option, or options, to purchase                      shares of JTH Holding Inc. Class A common stock.  I understand that the Employee Stock Option Plan entitles me to purchase all or any part of                    vested shares at the prices indicted in the stock option agreement awarded to me.

I hereby give notice that I will exercise the rights under my option to purchase                  shares at $                 per share for a total of $                            , which takes into consideration all adjustments, if any, in the cost to me as a result of stock dividends or stock splits.  A check made payable to Liberty Tax Service is attached.

Instructions for issuing are as follows:

Name

Home Address

City, State, Zip

Social security number

Date	Signature